Exhibit 99.1

Bronco Drilling Company, Inc. Announces Monthly Operating Results

OKLAHOMA CITY, December 9, 2010 (BUSINESS WIRE)—Bronco Drilling Company, Inc. (Nasdaq/GS:BRNC) announced today operational results for the month ended and as of November 30, 2010.

Utilization for the Company’s drilling fleet was 97% for the month of November compared to 94% for the month of October and 65% for the third quarter of 2010.  The Company had an average of 25 marketed drilling rigs in November compared to 25 in October and 34 for the third quarter of 2010. The average dayrate on operating drilling rigs as of November 30, 2010 was $17,052 compared to $17,260 as of October 31, 2010 and $16,639 for the third quarter of 2010.  The increase in average dayrate on operating drilling rigs during the month of October is partially due to a wage increase initiated in October for Bronco field personnel that is contractually passed through to Bronco’s customers.  The increase in average dayrate as a result of the wage increase was approximately $320 a day.

The Company cautions that several factors other than those discussed above may impact the Company’s operating results and that a particular trend regarding the factors above may or may not be indicative of the Company’s current or future financial performance.

About Bronco Drilling

Bronco Drilling Company, Inc. is a publicly held company headquartered in Edmond, Oklahoma, and is a provider of contract land drilling to oil and natural gas exploration and production companies. Bronco's common stock is quoted on The NASDAQ Global Select Market under the symbol “BRNC”. For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

	Bronco Drilling Company, Inc.
	Rig Status Report
	as of November 30, 2010

								Est. Duration (2)
	Rig No.	Horsepower		Rig Type	Basin	Status (1)	Contract	Days	Date
1	6	650 hp		M	Anadarko	O	1 well
2	8	1000 hp		E	Bakken	O	Term	152	5/1/2011
3	10	1000 hp		E	Marcellus	O	Term	62	1/31/2011
4	11	1000 hp		E	Marcellus	O	Term	275	9/1/2011
5	12	1500 hp		E	Bakken	O	Term	183	6/1/2011
6	14	1200 hp		E	Anadarko	O	7 wells
7	15*	1200 hp		E	Bakken	O	Term	365	2/1/2012
8	16	1400 hp		E	Bakken	O	Term	91	3/1/2011
9	17	1700 hp		E	Anadarko	O	well to well
10	20	1400 hp		E	Bakken	O	Term	558	6/10/2012
11	21	2000 hp		E	Haynesville	O	Term	183	6/1/2011
12	22	1000 hp		E	Bakken	O	Term	238	7/26/2011
13	23	1000 hp		E	Bakken	O	Term	333	10/29/2011
14	25	1500 hp		E	Anadarko	O	Term	275	9/1/2011
15	26	1200 hp		E	Haynesville	O	Term	183	6/1/2011
16	27	1500 hp		E	Bakken	O	Term	671	10/1/2012
17	28	1200 hp		E	Bakken	O	Term	518	5/1/2012
18	29	1500 hp		E	Woodford	O	Term	63	2/1/2011
19	37	1000 hp		E	Marcellus	O	Term	213	7/1/2011
20	56	1100 hp		M	Anadarko	O	Term	70	2/8/2011
21	57	1100 hp		M	Woodford	O	2 wells
22	59	1000 hp		E	Bakken	O	Term	192	6/10/2011
23	62	1000 hp		M	Anadarko	O	Term	31	12/31/2010
24	77	1200 hp		M	Anadarko	O	Term	336	11/1/2011
25	97	850 hp		M	Anadarko	O	7 wells

M -	Mechanical		I -	Idle
E -	Electric		O -	Operating
1	Rigs classified as "operating" are under contract while rigs described as "idle" are not under contract but are being actively
	marketed and generally ready for service.
2	The estimated contract duration is derived from discussions with our customer regarding their current projection of the days
	remaining to complete the project.
	Changes from the prior month are highlighted.
	* Rig #15 is currently in Oklahoma City being winterized. It is scheduled to be delivered to North Dakota on or around 2/1/11.

Cautionary Note Regarding Forward-Looking Statements

The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, comments pertaining to estimated contract duration.  Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts or projects earlier than expected, operating hazards and other factors described in Bronco Drilling Company, Inc’s. Annual Report on Form 10-K filed with the SEC on March 15, 2010 and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov.  Bronco cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com